Exhibit 99.1

CITIZENS BANCORP, INC.
REVOCABLE PROXY

Special Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. Simpson and David R. Van Horn, or either of them, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens Bancorp, Inc. (“Citizens”) that the undersigned is entitled to vote at Citizen's Special Meeting of Shareholders (the “Meeting”), to be held on ___________, 2005, at ____ __.m., local time, at ________________________________________________, and any and all adjournments and postponements thereof.

The undersigned acknowledges receipt from Citizens, prior to the execution of this proxy, of Notice of the Special Meeting of Shareholders and a Prospectus and Proxy Statement.

(Continued and to be signed on reverse side)

CITIZENS BANCORP, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

Approval of the Agreement and Plan of Merger, dated as of                                     For          Against          Abstain
July 1, 2005, as amended (the “Merger Agreement”), among                                   (  )               (  )                 (  )
Farmers Capital Bank Corporation, Citizens Bancorp, Inc.
and Citizens Acquisition Subsidiary Corp, and the Plan of
Merger contained within the Merger Agreement.

The Board of Directors recommends a vote “FOR” approval of the Agreement and Plan of Merger.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated: __________________________
Print Name: ______________________
Signature: _______________________
Print Name: ______________________
Signature: _______________________

Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

 YOUR VOTE IS VERY IMPORTANT!

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.